Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 of Time Warner Inc. (“Time Warner”) and Home Box Office, Inc. (“HBO”) for the registration of the HBO Guarantee (as defined in the Prospectus) and to (i) the inclusion therein of our report with respect to the Consolidated Financial Statements of Time Warner, Financial Statement Schedule II, Supplementary Information and the Condensed Consolidating Financial Statements, dated February 19, 2009, except as to the Condensed Consolidating Financial Statements as to which the date is April 3, 2009 and (ii) the incorporation by reference therein of our report dated February 19, 2009, with respect to internal control over financial reporting of Time Warner, included in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 20, 2009.

ERNST & YOUNG LLP

New York, New York
April 3, 2009